CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: The Guardian Cash Fund, Inc.

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Date: September 4, 2003                  /s/ THOMAS G. SORELL
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                                         Thomas G. Sorell
                                         President of
                                         The Guardian Cash Fund, Inc.



Date: September 4, 2003                  /s/ FRANK L. PEPE
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                                         Frank L. Pepe
                                         Vice President and Treasurer of
                                         The Guardian Cash Fund, Inc.